                                                                    Exhibit 10.1




================================================================================

                            Published CUSIP Numbers:            Deal - 39365LAA8

                                                            U.S. Rev - 39365LAB6

                                                        Canadian Rev - 39365LAC4


                                CREDIT AGREEMENT

                            Dated as of June 29, 2005

                                      among

             THE GREENBRIER COMPANIES, INC., A DELAWARE CORPORATION
                              as the U.S. Borrower,

                                       and

                              TRENTONWORKS LIMITED
                            as the Canadian Borrower

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager,


                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                        acting through its Canada branch
                             as the Canadian Lender

                                       and

                         The Other Lenders Party Hereto



================================================================================

                                TABLE OF CONTENTS

      Section                                                               Page
      -------                                                               ----

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS...............................     1
      1.01     Defined Terms..............................................     1
      1.02     Other Interpretive Provisions..............................    27
      1.03     Accounting Terms...........................................    27
      1.04     Exchange Rates; Currency Equivalents.......................    28
      1.05     Additional Alternative Currencies..........................    29
      1.06     Change of Currency.........................................    29
      1.07     Times of Day...............................................    30
      1.08     Letter of Credit Amounts...................................    30

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS.........................    30
      2.01     Revolving Credit Facilities and Committed Loans............    30
      2.02     Borrowings, Conversions and Continuations of Committed
               Loans......................................................    31
      2.03     Letters of Credit..........................................    34
      2.04     Swing Line Loans...........................................    43
      2.05     Security...................................................    46
      2.06     Prepayments................................................    46
      2.07     Termination or Reduction of Commitments....................    47
      2.08     Repayment of Loans.........................................    48
      2.09     Interest...................................................    48
      2.10     Fees.......................................................    49
      2.11     Computation of Interest and Fees...........................    50
      2.12     Evidence of Debt...........................................    50
      2.13     Payments Generally; Administrative Agent's Clawback........    51
      2.14     Sharing of Payments by Lenders.............................    53
      2.15     Increase in Commitments....................................    54

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY.......................    55
      3.01     Taxes......................................................    55
      3.02     Illegality.................................................    57
      3.03     Inability to Determine Rates...............................    58
      3.04     Increased Costs............................................    58
      3.05     Compensation for Losses....................................    60
      3.06     Mitigation Obligations; Replacement of Lenders.............    61
      3.07     Survival...................................................    61

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.....................    61
      4.01     Conditions of Initial Credit Extension.....................    61
      4.02     Conditions to all Credit Extensions........................    64

ARTICLE V. REPRESENTATIONS AND WARRANTIES.................................    64
      5.01     Existence, Qualification and Power; Compliance with Laws...    65
      5.02     Authorization; No Contravention............................    65
      5.03     Governmental Authorization; Other Consents.................    65
      5.04     Binding Effect.............................................    65
      5.05     Financial Statements; No Material Adverse Effect; No
               Internal Control Event.....................................    65
      5.06     Litigation.................................................    66
      5.07     No Default.................................................    66

Section                                                                     Page
-------                                                                     ----

      5.08     Ownership of Property; Liens...............................    66
      5.09     Environmental Compliance...................................    66
      5.10     Insurance..................................................    67
      5.11     Taxes......................................................    67
      5.12     ERISA Compliance...........................................    67
      5.13     Subsidiaries; Equity Interests.............................    68
      5.14     Margin Regulations; Investment Company Act; Public
               Utility Holding Company Act................................    68
      5.15     Disclosure.................................................    68
      5.16     Compliance with Laws.......................................    68
      5.17     Intellectual Property; Licenses, Etc.......................    69
      5.18     Representations as to Foreign Obligors.....................    69

ARTICLE VI. AFFIRMATIVE COVENANTS.........................................    70
      6.01     Financial Statements.......................................    70
      6.02     Certificates; Other Information............................    71
      6.03     Notices....................................................    73
      6.04     Payment of Obligations.....................................    73
      6.05     Preservation of Existence, Etc.  With respect to
               Subsidiaries, other than Immaterial Subsidiaries,..........    74
      6.06     Maintenance of Properties..................................    74
      6.07     Maintenance of Insurance...................................    74
      6.08     Compliance with Laws.......................................    74
      6.09     Books and Records..........................................    74
      6.10     Inspection Rights..........................................    74
      6.11     Use of Proceeds............................................    75
      6.12     Approvals and Authorizations...............................    75
      6.13     Additional Subsidiary Guarantors...........................    75

ARTICLE VII. NEGATIVE COVENANTS...........................................    75
      7.01     Liens......................................................    75
      7.02     Investments................................................    76
      7.03     Indebtedness...............................................    77
      7.04     Fundamental Changes........................................    78
      7.05     Dispositions...............................................    78
      7.06     Restricted Payments........................................    79
      7.07     Change in Nature of Business...............................    80
      7.08     Transactions with Affiliates...............................    80
      7.09     Burdensome Agreements......................................    80
      7.10     Use of Proceeds............................................    80
      7.11     Financial Covenants........................................    80
      7.12     Capital Expenditures.......................................    81

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES..............................    81
      8.01     Events of Default..........................................    81
      8.02     Remedies Upon Event of Default.............................    83
      8.03     Application of Funds.......................................    83

ARTICLE IX. ADMINISTRATIVE AGENT..........................................    84
      9.01     Appointment and Authority..................................    84
      9.02     Rights as a Lender.........................................    85
      9.03     Exculpatory Provisions.....................................    85

Section                                                                     Page
-------                                                                     ----


      9.04     Reliance by Administrative Agent...........................    86
      9.05     Delegation of Duties.......................................    86
      9.06     Resignation of Administrative Agent........................    86
      9.07     Non-Reliance on Administrative Agent and Other Lenders.....    87
      9.08     No Other Duties, Etc.......................................    87
      9.09     Administrative Agent May File Proofs of Claim..............    88
      9.10     Collateral and Guaranty Matters............................    88

ARTICLE X. MISCELLANEOUS..................................................    89
      10.01    Amendments, Etc............................................    89
      10.02    Notices; Effectiveness; Electronic Communication...........    90
      10.03    No Waiver; Cumulative Remedies.............................    92
      10.04    Expenses; Indemnity; Damage Waiver.........................    92
      10.05    Payments Set Aside.........................................    94
      10.06    Successors and Assigns.....................................    94
      10.07    Treatment of Certain Information; Confidentiality..........    98
      10.08    Right of Setoff............................................    99
      10.09    Interest Rate Limitation...................................    99
      10.10    Counterparts; Integration; Effectiveness...................    99
      10.11    Survival of Representations and Warranties.................   100
      10.12    Severability...............................................   100
      10.13    Replacement of Lenders.....................................   100
      10.14    Governing Law; Jurisdiction; Etc...........................   101
      10.15    Waiver of Jury Trial.......................................   102
      10.16    USA PATRIOT Act Notice.....................................   102
      10.17    Time is of the Essence.....................................   102
      10.18    Judgment Currency..........................................   102
      10.19    Statutory Notice...........................................   103

      SIGNATURES..........................................................   S-1

SCHEDULES

      1.01  Mandatory Cost Formulae
      2.01  Commitments and Applicable Percentages
      5.05  Supplement to Interim Financial Statements
      5.06  Litigation
      5.09  Environmental Matters
      5.11  Tax Disclosures
      5.13  Subsidiaries and Other Equity Investments
      7.01  Existing Liens
      7.03  Existing Indebtedness
      10.02 Administrative Agent's Office; Certain Addresses for Notices
      10.06 Processing and Recordation Fees
      11.01 Letters of Credit

EXHIBITS

            FORM OF

      A     Committed Loan Notice
      B     Swing Line Loan Notice
      C     Note
      D     Compliance Certificate
      E     Assignment and Assumption
      F     Subsidiary Guaranty
      G     Opinion Matters
      H     Borrowing Base Certificate

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT ("Agreement") is entered into as of June 29, 2005, among The Greenbrier Companies, Inc., a Delaware corporation (the "Company"), TrentonWorks Limited, a Nova Scotia company ("TWI," or together with the Company, the "Borrowers" and, each a "Borrower"), each lender from time to time a party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada branch (a "Lender" and the "Canadian Lender").

      The Company and TWI have requested that the Lenders provide each of them with a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein. The facility extended to the Company represents a consolidation and restructure of existing credit facilities held by Subsidiaries of the Company, while the facility extended to TWI represents a renewal and amendment of an existing facility extended by the Canadian Lender to TWI.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Account" has the meaning provided in the Uniform Commercial Code in effect in Oregon as of the Closing Date.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Aggregate Commitments" means the Commitments of all the Lenders.

      "Agreement" means this Credit Agreement.

      "Alternative Currency" means each of the Euro, the Mexican Peso, the Canadian Dollar, Sterling, and each other currency (other than Dollars) that is approved in accordance with Section 1.05.

      "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, or in Canadian Dollars with respect to the Canadian Revolving Credit Facility, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars, or Canadian Dollars, as the case may be.

      "Alternative Currency Sublimit" means an amount equal to the lesser of $25,000,000 and the amount available under the U.S. Revolver Ceiling. The Alternative Currency Sublimit is part of, and not in addition to the U.S. Revolving Credit Facility.

      "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. If the Commitments have been terminated pursuant to Section 8.02, or if the Aggregate Commitments have expired, the amount outstanding under the Canadian Revolving Credit Facility shall be converted from Canadian dollars to Dollars as of the date of determination. Notwithstanding the above, for all matters herein which require a vote of the Lenders, the Voting Percentage set forth in Schedule 2.01 shall apply rather than the Applicable Percentage.

      "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Consolidated Capitalization Ratio as set forth below:

                                 APPLICABLE RATE

                                (IN BASIS POINTS)

                                          EUROCURRENCY
           CONSOLIDATED                      RATE +
 PRICING  CAPITALIZATION                   LETTERS OF     BASE RATE
  LEVEL       RATIO       COMMITMENT FEE     CREDIT        MARGIN
  -----       -----       --------------     ------        ------
           Greater than      30.0 bps      150.0 bps       0.0 bps
    1      or equal to
              57.5%

    2      Greater than      25.0 bps      125.0 bps       0.0 bps
           or equal to
            47.5% and
            less than
              57.5%

    3      Greater than     20.0 bps       100.0 bps       0.0 bps
           or equal to
            37.5% and
            less than
              47.5%

    4       Less than       20.0 bps        87.5 bps       0.0 bps
              37.5%

      Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Capitalization Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and Pricing Level 1 shall remain in effect until such time as the Compliance Certificate has been delivered pursuant to Section 6.02(b). The Applicable Rate in effect from the Closing Date through delivery of the first Compliance Certificate shall be determined based upon Pricing Level 1.

      "Applicable Time" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

      "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated reasonable cost of internal legal services and all expenses and disbursements of internal counsel.

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, in each case (a) and (b) if such lease were accounted for as a capital lease.

      "Audited Financial Statements" means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended August 31, 2004, and the related consolidated statements of income or operations, stockholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

      "BBRM" means Babcock and Brown Rail Management LLC, a Delaware limited liability company.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Committed Loan" means a Committed Loan that is a Base Rate
Loan.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

      "Borrower" and "Borrowers" each has the meaning specified in the introductory paragraph hereto.

      "Borrower Materials" has the meaning specified in Section 6.02.

      "Borrowing" means a Committed Borrowing, a Swing Line Borrowing, or an Overdraft, as the context may require.

      "Borrowing Base Certificate" means a certificate in a form attached as Exhibit H or other form reasonably acceptable to the Administrative Agent, which calculates both the U.S. Borrowing Base and Canadian Borrowing Base as of any date of determination.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located, or the applicable state in Canada with respect to the Canadian Revolving Credit Facility, and:

            (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

            (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

            (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

            (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

      "Canadian Borrowing Base" means, as of any date of determination, with respect to both the assets of TWI and any assets of the Company and the Subsidiary Guarantors which are not required under the U.S. Borrowing Base to support advances under the U.S. Revolving Credit Facility, the sum of (i) 80% of the Canadian Dollar amount of Eligible Accounts, (ii) 50% of the Canadian Dollar amount of Eligible Inventory, and (iii) 50% of the Canadian Dollar amount of Eligible Property, Plant and Equipment.

      "Canadian Dollar" or "CDN$" means lawful money of Canada.

      "Canadian Dollar Equivalent" means at any time with regard to a Letter of Credit issued under the Canadian Revolving Credit Facility, (a) with respect to any amount denominated in Canadian Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Canadian Dollars as determined by the Canadian Lender, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Canadian Dollars with such Alternative Currency.

      "Canadian GAAP" means generally accepted accounting principles in Canada set forth in the opinions and pronouncements of the Canadian Institute of Chartered Accountants or such other principles as may be approved by a significant segment of the accounting profession in

Canada, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Canadian Lender" has the meaning specified in the introductory paragraph hereto.

      "Canadian Letter of Credit Sublimit" means an amount equal to the lesser of CDN$5,000,000 or the amount available under the Canadian Revolver Ceiling. The Canadian Letter of Credit Sublimit is part of, and not in addition to, the Canadian Revolving Credit Facility.

      "Canadian Revolving Credit Facility" has the meaning provided in Section 2.01(a)(ii).

      "Canadian Revolver Ceiling" means the amount that is the lesser of (a) CDN$30,000,000; or (b) the amount available under the Canadian Borrowing Base.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Excluded Affiliates, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

            (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
      (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause
      (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, Control over the management or policies of the Company.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means any and all assets and rights and interests in or to property of TWI and each of the Subsidiary Guarantors, whether tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Loan Documents.

      "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar or Canadian Dollar amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Committed Loan" has the meaning specified in Section 2.01.

      "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Company" has the meaning specified in the introductory paragraph hereto.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

      "Consolidated Capitalization Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Funded Indebtedness plus Stockholders' Equity.

      "Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period,
(ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period and (ii) any other non-recurring income of the Company and its Subsidiaries increasing such Consolidated Net Income which does not represent a cash item in such period or any future period.

      "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA plus rent expense for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges plus rent expense for such period. Solely for purposes of this definition, "rent expense" shall include operating lease expense. In addition, solely for purposes of this definition and in the sole discretion of the Company, Consolidated EBITDA and Consolidated Interest Charges shall include pro-forma adjustments to incorporate the financial results of any entity acquired during the subject period by the Company or its Subsidiaries. Finally, any prepayment fees, swap expenses or breakage fees associated with the prepayment of debt with the proceeds of the Senior Debt Offering shall be excluded from the denominator for purposes of this ratio.

      "Consolidated Funded Indebtedness" means, as of any date of determination, the sum of all Indebtedness of the Company and its Subsidiaries on a consolidated basis that appear on the consolidated balance sheet of the Company and its Subsidiaries under the following line items: revolving notes, notes payable and any other funded Indebtedness that may be classified under any future line item on the consolidated balance sheet of the Company and its Subsidiaries.

      "Consolidated Interest Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, prepayment fees, Swap expenses or breakage fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

      "Consolidated Net Income" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

      "Consolidated Tangible Net Worth" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, Stockholders' Equity of the Company and its Subsidiaries on that date minus the Intangible Assets of the Company and its Subsidiaries on that date.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions within the United States from time to time in effect and affecting the rights of creditors generally, as well as the Bankruptcy and Insolvency Act (Canada), and the Companies Creditors Restructuring Act (Canada).

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder when required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Dollar" and "$" mean lawful money of the United States.

      "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

      "Eligible Account" means an Account owned by the Borrower or any Subsidiary Guarantor or Subsidiary thereof which satisfies all of the following requirements:

            (a) The Account is a genuine obligation resulting from the sale of goods or services by the Borrower or any Subsidiary Guarantor to a Person other than a Subsidiary in the ordinary course of the business which have been accepted by the account debtor.

            (b) The Account is subject to a first priority perfected Lien to secure the Obligations.

            (c) There are no conditions which must be satisfied before the Borrower or any Subsidiary Guarantor or Subsidiary thereof is entitled to receive payment of the Account.

            (d) The account debtor has not asserted in writing any defense to payment and has not asserted in writing any counterclaim or offset against the Borrower or any Subsidiary.

            (e) To the extent any credit balance exists in favor of the account debtor, such credit balance has been deducted from the Account balance.

            (g) Except with respect to car hire receivables, the Borrower or any Subsidiary Guarantor or Subsidiary thereof has sent an invoice or statement to the account debtor in the amount of the Account.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

      "Eligible Inventory" means the Dollar value of Inventory, including raw materials, work-in-process, and finished goods, valued at the lower of cost (on a FIFO basis) or market value, in accordance with GAAP or Canadian GAAP, as applicable, which satisfies all of the following requirements:

            (a) The Inventory is owned by the Borrower or any Subsidiary Guarantor or Subsidiary thereof and is subject to a first priority perfected Lien to secure the Obligations.

            (b) The Inventory is held for sale in the business of the Borrower or any Subsidiary Guarantor or Subsidiary thereof, is of good and merchantable title, and is not obsolete, defective or unsalable.

            (c) The Inventory is covered by insurance to any extent required by any Loan Document.

            (d) The Inventory is not subject to any licensing agreement, trademark or other proprietary right to which the Borrower is not subject or has the benefit of, and which would prohibit or restrict its sale by the Lender to third parties.

            (e) The Inventory is stored in the United States or Canada.

      "Eligible Property, Plant and Equipment" means certain real property, along with related equipment and fixtures, of the Company, TWI, or the Subsidiary Guarantors, which has been pledged to the Lenders as security for the Obligations and against which the Lenders have obtained a first priority, perfected security interest.

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

      "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation by the Company or any Subsidiary of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal by the Company or any Subsidiary of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release by the Company or any Subsidiary of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

      "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

      "Eurocurrency Rate" means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurocurrency Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "Eurocurrency Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an

Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excluded Affiliates" means Mr. William A. Furman, his spouse, direct descendants, any Person Controlled by any of them and/or a trust for the benefit of any of them.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by net income (however denominated), doing business taxes, and franchise taxes imposed on it (in lieu of net income taxes), by any Governmental Authority or other taxing authority, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a).

      "Existing Credit Agreement" means, collectively, those certain credit agreements or loan agreements, as may have been amended or modified to date, by and between Gunderson, Inc., U.S. Bank National Association and Bank of America, N.A.; Greenbrier Leasing Corporation, Greenbrier Railcar, Inc., Autostack Corporation, Union Bank of California, N.A. and Bank of America, N.A., as lender and agent for other lenders; TrentonWorks Limited, The Greenbrier Companies, Inc., as guarantor, and Bank of America, National Association, acting through its Canada branch.

      "Existing Letters of Credit" means those Letters of Credit of the Company or any Subsidiary Guarantor listed on Schedule 11.01.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letter" means the letter agreement, dated April 9, 2005, among the Company, the Administrative Agent and the Arranger.

      "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Obligor" means a Loan Party that is a Foreign Subsidiary.

      "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Golden West Agreements" means the Re-marketing Agreement dated as of November 19, 1987 among Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, Greenbrier Leasing Corporation and the Greenbrier Railcar, Inc., the Amendment to Re-marketing Agreement among Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, Greenbrier Leasing Corporation and Greenbrier Railcar, Inc. dated as of November 15, 1988, the Amendment No. 2 to Re-marketing Agreement among Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, Greenbrier Leasing Corporation and Greenbrier Railcar, Inc., and the Amendment No. 3 to Re-marketing Agreement dated November 19, 1987 among Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, Greenbrier Leasing Corporation and Greenbrier Railcar, Inc. dated as of March 5, 1991, in each case as in effect on the date of this Agreement.

      "Governmental Authority" means the government of the United States, Canada, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

      "Guarantee" means, as to any Person, any (a) any Contractual Obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such

Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guaranties" means the (i) Subsidiary Guaranties of the Company's Obligations and those of TWI, and (ii) the Company's guaranty of all Obligations of TWI. All Guaranties, other than the Company's guaranty of the Obligations of TWI, shall be secured.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $5.0 million and whose total revenues for the most recent 12-month period does not exceed $5.0 million.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank Guaranties, surety bonds and similar instruments;

            (c) net obligations of such Person under any Swap Contract;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) capital leases and Synthetic Lease Obligations;

            (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

            (h) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitees" has the meaning specified in Section 10.04(b).

      "Information" has the meaning specified in Section 10.07.

      "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date that is seven
(7) days, fourteen (14) days, one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice or such other period that is twelve months or less requested by the Company and consented to by all the Lenders; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Maturity Date.

      "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company's internal controls over financial reporting, in each case as described in the Securities Laws.

      "Inventory" has the meaning provided in the Uniform Commercial Code in effect in Oregon as of the Closing Date.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IP Rights" has the meaning specified in Section 5.17.

      "IRS" means the United States Internal Revenue Service.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

      "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its

Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars, except for L/C Borrowings under the Canadian Revolving Credit Facility, which may be denominated in Dollars, Canadian Dollars or an Alternative Currency.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or the Canadian Lender as issuer of Letters of Credit on behalf of TWI, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

      "Letter of Credit" means a standby or commercial or comment letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars, Canadian Dollars or in an Alternative Currency.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day), or up to one year beyond such date provided that the subject letter of credit is Cash Collateralized pursuant to Section 2.03(g)(iv).

      "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Committed Loan or a Swing Line Loan, and includes advances under either the U.S. Revolving Credit Facility or the Canadian Revolving Credit Facility.

      "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, the Guaranties, and each security agreement, pledge, deed of trust, mortgage or other document related to the Collateral.

      "Loan Parties" means, collectively, the Borrowers, and each Subsidiary Guarantor.

      "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition or results of operations of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Maturity Date" means June 29, 2010.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, Swap Contract, or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility)
(i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws);
(b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause
(d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outstanding Amount" means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

      "Overdraft" means an overdraft on a deposit account maintained by TWI with the Canadian Lender.

      "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

      "Participant" has the meaning specified in Section 10.06(d).

      "Participating Member State" means each state so described in any EMU Legislation.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Perfected Lease Assets" means those certain lease-related assets, including, but not limited to, rail cars, marine barges and other surface transportation equipment, and related chattel paper, of Borrowers, or of Subsidiary Guarantors, which have been pledged to the Lenders as security for the Obligations, and against which the Lenders have obtained a first priority, perfected security interest.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Platform" has the meaning specified in Section 6.02.

      "Register" has the meaning specified in Section 10.06(c).

      "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and deemed to equal zero. For purposes of this definition, and calculation of the requisite percentage, the Canadian Revolving Credit Facility shall be deemed to constitute $20,000,000, rather than CDN$25,000,000. If the Commitments have been terminated pursuant to Section 8.02, or if the Aggregate Commitments have expired, the amount outstanding under the Canadian Revolving Credit Facility shall be converted from Canadian dollars to Dollars as of the date of determination. Notwithstanding the above and except as otherwise provided in this Agreement, the unanimous consent of all Lenders shall be required with respect to (i) increases of the Aggregate Commitments, (ii) reductions of interest or fees,
(iii) extensions of scheduled maturities or payment due dates, or (iv) releases of all or substantially all of the collateral or the Guarantors from their obligations under the Guaranties.

      "Responsible Officer" means the chief executive officer, president, vice president, chief financial officer, controller, secretary or assistant secretary, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company's stockholders, partners or members (or the equivalent Person thereof) other than dividends or distributions payable to a Borrower or a Subsidiary Guarantor.

      "Restricted Subsidiary" means a Subsidiary of the Company that is not a Subsidiary Guarantor.

      "Revaluation Date" means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, and (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to
Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

      "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

      "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

      "Senior Debt Offering" means that certain offering of $175,000,000 in 8 3/8% Senior Notes due 2015, which closed on May 11, 2005.

      "Stockholders' Equity" means, as of any date of determination, consolidated stockholders' equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.

      "Special Notice Currency" means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

      "Spot Rate" for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 8:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

      "Sterling" and "L" means the lawful currency of the United Kingdom.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

      "Subsidiary Guarantors" means, collectively, Greenbrier Leasing Corporation, Greenbrier Railcar, Inc., Greenbrier Leasing Ltd., Autostack Corporation, Gunderson, Inc., Gunderson Rail Services, Inc., Gunderson Marine, Inc., and Greenbrier-Concarril, LLC.

      "Subsidiary Guaranty" means the Subsidiary Guaranty made by each of the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.04(a).

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

      "Swing Line Sublimit" means an amount equal to the lesser of $10,000,000 and the amount available under the U.S. Revolver Ceiling. The Swing Line Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Term Debt" means a private offering of debt securities or long-term debt by the Company to institutional investors or financial institutions which is secured by lease-related assets, including, but not limited to, rail cars, marine barges and other surface transportation equipment, and related chattel paper, that is excluded from both the U.S. Borrowing Base and the Canadian Borrowing Base.

      "Threshold Amount" means $5,000,000 as to Section 8.01(e), and $15,000,000 as to each of Sections 8.01(h) and (i).

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans, L/C Obligations, and Overdrafts.

      "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

      "U.S. Borrowing Base" means, as of any date of determination, with respect to the assets of the Company and the Subsidiary Guarantors, and excluding the assets of TWI, the sum of (i) 90% of the Dollar amount of Perfected Lease Assets, (ii) 60% of the Dollar amount of Unperfected Lease Assets (not to exceed $10,000,000 in the aggregate), (iii) 80% of the Dollar amount of Eligible Accounts, (iv) 50% of the Dollar amount of Eligible Inventory, and (v) 50% of the Dollar amount of Eligible Property, Plant and Equipment.

      "U.S. Letter of Credit Sublimit" means an amount equal to the lesser of $25,000,000 or the amount available under the U.S. Revolver Ceiling. The U.S. Letter of Credit Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.

      "U.S. Revolver Ceiling" means the amount that is the lesser of (a) $125,000,000; or (b) the amount available under the U.S. Borrowing Base.

      "U.S. Revolving Credit Facility" has the meaning specified in Section 2.01(a)(i).

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unperfected Lease Assets" means those certain lease-related assets, including, but not limited to, rail cars, marine barges and other surface transportation equipment, and related chattel paper, of Borrowers, or of Subsidiary Guarantors, which have been pledged to the Lenders as security for the Obligations, but for which the Lenders have not received a first priority, perfected security interest.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      "Voting Percentage" means the percentage interest set forth in the appropriate column opposite the name of each Lender in Schedule 2.01.

      1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, or Canadian GAAP with respect to TWI, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) Changes in GAAP or Canadian GAAP. If at any time any change in GAAP, or Canadian GAAP with respect to TWI, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, or Canadian GAAP with respect to TWI, (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP, or Canadian GAAP with respect to TWI, prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP, or Canadian GAAP with respect to TWI.

      (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Interpretation No. 46 - Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

      1.04 EXCHANGE RATES; CURRENCY EQUIVALENTS. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

      (b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

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
      1.05 ADDITIONAL ALTERNATIVE CURRENCIES. (a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

      (b) Any such request shall be made to the Administrative Agent not later than 8:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 8:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

      (c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of "Alternative Currency" shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

      1.06 CHANGE OF CURRENCY. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

      (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

      (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

      1.07 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable), or Eastern Standard Time with respect to the Canadian Revolving Credit Facility and notices to the Canadian Lender.

      1.08 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01  REVOLVING CREDIT FACILITIES AND COMMITTED LOANS

      (a)   CREDIT FACILITIES.

            (i) Subject to the terms and conditions set forth herein, the Lenders agree to make available to the Company a $125,000,000 multiple advance revolving credit facility (the "U.S. Revolving Credit Facility"). Subject to the limitations imposed by the U.S. Revolver Ceiling, and by the Aggregate Commitments as provided below, the Company may borrow under this facility, repay and reborrow as provided below. If for any reason, the outstanding obligations under the Revolving Credit Facility at any time exceed the U.S. Revolver Ceiling, the Company shall immediately repay Loans and/or Cash Collateralize L/C Obligations under this facility in an aggregate amount equal to such excess. Each Borrowing hereunder shall be as provided in Section 2.02 below.

            (ii) Subject to the terms and conditions set forth herein, the Canadian Lender agrees to make available to TWI a CDN$30,000,000 multiple advance revolving credit facility

(the "Canadian Revolving Credit Facility"). Subject to the limitations imposed by the Canadian Revolver Ceiling, and by the Aggregate Commitments as provided below, TWI may borrow under this facility, repay and reborrow as provided below. If for any reason, the outstanding obligations under the Canadian Revolving Credit Facility at any time exceed the Canadian Revolver Ceiling, TWI shall immediately repay Loans and/or Cash Collateralize L/C Obligations under this facility in an aggregate amount equal to such excess. It is anticipated that the Canadian Revolving Credit Facility will be used primarily by TWI to accommodate Overdrafts. Overdrafts incurred by TWI shall constitute Borrowings under the Canadian Revolving Credit Facility. Each Borrowing hereunder, other than the accommodation of Overdrafts, shall be made as provided in Section 2.02 below. TWI shall provide notice of Borrowings under this facility directly to the Canadian Lender, and all payments made under this facility shall be made by TWI directly to the Canadian Lender. Notwithstanding anything to the contrary herein, all ordinary functions of a lender under the Canadian Revolving Credit Facility, including, but not limited to, matters such as the processing of notices pursuant to Section 2.02 below, payments and prepayments, and determination of the interest rate, shall be the exclusive responsibility of the Canadian Lender. All fees payable to the Canadian Lender shall be calculated by the Canadian Lender and paid directly to the Canadian Lender by TWI. This facility constitutes a renewal and amendment of an existing revolving credit facility extended from the Canadian Lender to TWI.

      (b) COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, (iii) the aggregate Outstanding Amount of all Committed Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit, and (iv) the outstanding obligations under either the U.S. Revolving Credit Facility or the Canadian Revolving Credit Facility shall not exceed their respective limits under the U.S. Revolver Ceiling or the Canadian Revolver Ceiling. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

      2.02  BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

      (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company's, or TWI's with respect to Borrowings which are not Overdrafts under the Canadian Revolving Credit Facility, irrevocable notice to the Administrative Agent, or the Canadian Lender, as appropriate, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in

Dollars to Base Rate Committed Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Company wishes to request Eurocurrency Rate Loans having an Interest Period other than seven (7) days, fourteen (14) days, one, two, three or six months in duration as provided in the definition of "Interest Period," the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or
(ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. The amounts set forth above shall not apply to Overdrafts under the Canadian Revolving Credit Facility. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Committed Loans to be borrowed. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be

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
deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

      (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 11:00 a.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

      (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

      (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight Interest Periods in effect with respect to Committed Loans.

     2.03 LETTERS OF CREDIT.

     (a)  The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars, Canadian Dollars, or in one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder, except for Letters of Credit issued under the Canadian Revolving Credit Facility which shall be issued by the Canadian Lender without the participation of the other Lenders; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings under the U.S. Revolving Credit Facility or the Canadian Revolving Credit Facility shall not exceed the U.S. Revolver Ceiling or the Canadian Revolver Ceiling, respectively, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the U.S. Letter of Credit Sublimit or the Canadian Letter of Credit Sublimit, as appropriate. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso[s] to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) The L/C Issuer shall not issue any Letter of Credit, if:

               (A) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

          (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

               (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit; or CDN $100,000 and CDN $250,000, respectively, with regard to such Letters of Credit based under the Canadian Revolving Credit Facility;

               (D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

               (E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

               (F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

               (G) a default of any Lender's obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Company or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

          (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

          (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.


          (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer

     Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.


     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

          (iii) If the Company or TWI so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company, or TWI, as applicable, and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company, or TWI, as applicable, shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company, or TWI, as applicable, shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company, or TWI, as applicable, will reimburse the L/C Issuer in Dollars, or Canadian Dollars, as applicable. In the case of any such reimbursement in Dollars, or Canadian Dollars, as applicable, of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company, or TWI, as applicable, of the Dollar Equivalent, or Canadian Dollar Equivalent as applicable, of the amount of the drawing promptly following the determination thereof. Not later than 10:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an "Honor Date"), the Company, or TWI, as applicable, shall reimburse the L/C Issuer through the Administrative Agent, or the Canadian Lender directly, as applicable, in an amount equal to the amount of such drawing and in the applicable currency. If the applicable Letter of Credit is under the U.S. Revolving Credit Facility and the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Company, or TWI, as applicable, shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section
     2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). In no event may the Company, or TWI, as applicable, extend the time for reimbursing any drawing under a commercial Letter of Credit by obtaining a banker's acceptance from the L/C Issuer. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company, or TWI, as applicable, shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, and in any event with respect to an L/C Advance on behalf of TWI, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), with regard to Letters of Credit under the U.S. Revolving Line of Credit, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d)  Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Obligations Absolute. The obligation of the Company, and TWI, as applicable, to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

          (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

     The Company, or TWI, as applicable, shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company, or TWI, as applicable, will promptly notify the L/C Issuer. The Company, or TWI, as applicable, shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender, the Company and TWI agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company, or TWI, as applicable, hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's, or TWI's, as applicable, pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company, or TWI, as applicable, may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, or TWI, as applicable, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company, or TWI, as applicable, which the Company, or TWI, as applicable, proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's wrongful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. (i) Upon the request of the Administrative Agent, or the Canadian Lender, as applicable, if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.

          (ii) In addition, if the Administrative Agent or the Canadian Lender notifies the Company or TWI at any time that the Outstanding Amount of all L/C Obligations at such time exceeds the U.S. Letter of Credit Sublimit or the Canadian Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the

     Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the U.S. Letter of Credit Sublimit or the Canadian Letter of Credit Sublimit, as applicable.

          (iii) The Administrative Agent or the Canadian Lender may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

          (iv) Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this
     Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. With regard to Letters of Credit issued under the U.S. Revolving Credit Facility, the Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the "Letter of Credit Fee") (i) for each commercial Letter of Credit equal to 0.125% of 1% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. With regard to any Letters of Credit issued under the Canadian Revolving Credit Facility, TWI shall pay the equivalent amounts as provided above in Canadian Dollars to the Canadian Lender. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and
(ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company, or TWI, as applicable, shall pay directly to the L/C Issuer for its own account, in Dollars, or Canadian Dollars, as applicable, a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the Dollar Equivalent, or Canadian Dollar Equivalent, as applicable, of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Company and the L/C Issuer, computed on the Dollar Equivalent, or Canadian Dollar Equivalent, as applicable, of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent, or the Canadian Dollar Equivalent, as applicable, of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section
1.08. In addition, the Company, or TWI, as applicable, shall pay directly to the L/C Issuer for its own account, in Dollars, or Canadian Dollars, as applicable, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company's business derives substantial benefits from the businesses of such Subsidiaries.

     2.04 SWING LINE LOANS.

     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a "Swing Line Loan") to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings under the U.S. Revolving Credit Facility shall not exceed the U.S. Revolver Ceiling, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that (i) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section
2.04. Notwithstanding the Company's ability to borrow and reborrow hereunder, each Swing Line Loan shall be repaid in full not later than ten (10) Business Days after the date such loan was made. Each Swing Line Loan shall bear interest at a rate equal to the Base Rate minus one percent (1.0%). Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.

     (c) Refinancing of Swing Line Loans.

          (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line

     Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent's Office for Dollar-denominated payments not later than 10:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

          (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
     (iii) shall be conclusive absent manifest error.

          (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section
     4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

     (d)  Repayment of Participations.

          (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section
     10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

     (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.05 SECURITY. All Obligations of Borrowers under this Agreement, all other Loan Documents, and any obligations arising pursuant to a Swap Contract, shall be secured by the Collateral in accordance with the Loan Documents.

     2.06 PREPAYMENTS. (a) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The

Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

     (b) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (c) If the Administrative Agent notifies the Company at any time that the Total Outstandings under either the U.S. Revolving Credit Facility or the Canadian Revolving Credit Facility at such time exceed the U.S. Revolver Ceiling or the Canadian Revolver Ceiling, respectively, or the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the U.S. Revolver Ceiling or the Canadian Revolver Ceiling, respectively, or the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the U.S. Revolver Ceiling or the Canadian Revolver Ceiling, respectively, or the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

     (d) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

     2.07 TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the U.S. Letter of Credit Sublimit or the Canadian Letter of Credit Sublimit, or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit or the U.S. Letter of Credit Sublimit or the Canadian Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.08 REPAYMENT OF LOANS.(a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date, including any Overdrafts outstanding.

     (b) The Company shall repay each Swing Line Loan on the earlier to occur of
(i) the date ten Business Days after such Loan is made and (ii) the Maturity
Date.

     2.09 INTEREST.(a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate, plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate minus one percent (1.0%).

     (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding

     Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     (d) For the purposes of the Interest Act (Canada), and to the extent such Act shall apply to such loan, (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the "deemed year") that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

     2.10 FEES. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

     (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments (including only the U.S. Revolving Credit Facility) exceed the sum of (i) the Outstanding Amount of Committed Loans, excluding the Canadian Revolving Credit Facility, and (ii) the Outstanding Amount of L/C Obligations, excluding the Canadian Revolving Credit Facility. TWI shall pay to the Canadian Lender for the account of the Canadian Lender a commitment fee in Canadian Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments (including only the Canadian Revolving Credit Facility) exceed the sum of (i) the outstanding amount of Committed Loans under the Canadian Revolving Credit Facility and (ii) the outstanding number of L/C Obligations under the Canadian Revolving Credit Facility. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in
Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Other Fees.

          (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          (ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          (iii) The Borrowers agree (a) to pay or reimburse the Administrative Agent, on behalf of the Lenders, for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Lenders for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Lenders and the cost of independent public accountants and other outside experts retained by Lenders. All amounts due under this
Section 2.10 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations

     2.11 COMPUTATION OF INTEREST AND FEES. Except as provided in Section 2.09(d), all computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     2.12 EVIDENCE OF DEBT.(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.13 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

      (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

      A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

      (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

      (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.14 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

      2.15 INCREASE IN COMMITMENTS.

      (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

      (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

      (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

      (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

      (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01, and (B) no Default exists. The Borrowers shall prepay any

Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

      (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 TAXES.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Status of Lenders. Without the prior written consent of the Borrowers, no Person that is either (a) organized or incorporated under the laws of a jurisdiction or (b) resident for tax purposes in a jurisdiction, other than that in which such Borrower is resident for tax purposes, shall become a recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, including as the Administrative Agent, a Lender, the L/C Issuer or otherwise, for purposes of this provision, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent stockholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

      Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

      (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

      3.02 ILLEGALITY. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

      3.03 INABILITY TO DETERMINE RATES. If the Required Lenders reasonably determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      3.04 INCREASED COSTS.

      (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement reflected in the Eurocurrency Rate and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

            (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified

      Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

            (iii) prevent the Mandatory Cost, as calculated hereunder, from representing the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

            (iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

      (c) Certificates for Reimbursement. A certificate of a Lender and its legal counsel or the L/C Issuer and its legal counsel setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay to such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that no

Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

      (e) Additional Reserve Requirements. The Company shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive, absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 10 days from receipt of such notice.

      3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company;

      (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

      (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at


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

the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

      3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

      (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

      3.07 SURVIVAL. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the
Lenders:

            (i) executed counterparts of this Agreement and the Guaranties, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

            (ii) Notes executed by the Borrowers in favor of each Lender requesting Notes;

            (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

            (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Company and the Subsidiary Guarantors is validly existing, in good standing, as applicable in their respective jurisdictions of formation, and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (v) such executed documents as the Administrative Agent may require to perfect the Lenders' first priority security interest in the Collateral;

            (vi) evidence that the Administrative Agent, on behalf of the Lenders, shall have a perfected, first priority interest in the Collateral, subject to the liens set forth in Schedule 7.01, other than those to be removed in connection with the Existing Credit Agreement (and not including the TWI facility referenced therein);

            (vii) favorable opinions of Tonkon Torp LLP and Patterson Palmer, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

            (viii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

            (ix) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) that there is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrowers, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to (x) have a Material Adverse Effect;

            (x) a certificate of a Responsible Officer of each Subsidiary Guarantor certifying that there are no provisions contained in the articles or bylaws of the Subsidiary Guarantor, or any agreements to which the Subsidiary Guarantor is a party, that would limit the ability of a Subsidiary Guarantor to make a Restricted Payment or to otherwise transfer property to the Company, other than those existing on the Closing Date and listed in Schedule 7.09;

            (xi) a duly completed Compliance Certificate dated as of the last day of the fiscal quarter of the Company ended on February 28, 2005, as adjusted on a pro-forma basis to reflect the Senior Debt Offering, and signed by a Responsible Officer of the Company;

            (xii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

            (xiii) evidence that the Existing Credit Agreements have been or, concurrently with the Closing Date, are being terminated and all Liens securing obligations under the Existing Credit Agreements have been or, concurrently with the Closing Date, are being released;

            (xiv) no representations made by the Company and its affiliates to Bank of America and the Arranger in connection with the transactions contemplated by this Credit Agreement shall be incorrect in any material respect, and the Administrative Agent and the Lenders have not learned of any additional information since April 13, 2005, that could reasonably be expected to result in a Material Adverse Effect;

            (xv) the Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all environmental reports, asset appraisals, field audits, and such other reports, audits or certifications as it may reasonably request; and

            (xvi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

      (b) Notwithstanding the above, certain Loan Documents with respect to TWI and Greenbrier Leasing, Ltd. may, in the sole discretion of the Administrative Agent, be provided to the Administrative Agent up to five (5) Business Days after the Closing Date.

      (c) Any fees required to be paid on or before the Closing Date shall have been paid.

      (d) Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

      (e) The Closing Date shall have occurred on or before June 30, 2005.

      Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

      (a) The representations and warranties of (i) the Borrowers contained in
Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01.

      (b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

      (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      (d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

      Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      Except as otherwise provided in Section 5.18, each of the Company, on behalf of itself and the Subsidiary Guarantors, and TWI, solely on behalf of itself, represents and warrants to the Administrative Agent and the Lenders that:


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

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

      5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

      5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT; NO INTERNAL CONTROL EVENT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.


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

      (b) The unaudited consolidated balance sheets of the Company and its Subsidiaries dated February 28, 2005, and the related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities exceeding $1,000,000, direct or contingent, of the Company and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes and Indebtedness.

      (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or is reasonably expected to have a Material Adverse Effect.

      (d) Since the date of the Audited Financial Statements, no Internal Control Event has occurred.

      5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in
Schedule 5.06, either individually or in the aggregate, if determined adversely, is reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.

      5.07 NO DEFAULT. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01 and those existing as of the date hereof.

      5.09 ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental


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

Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.10 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Company, in such amounts, and with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

      5.11 TAXES. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Except as disclosed to the Administrative Agent in writing there is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any formal tax sharing agreement.

      5.12 ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.


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

      5.13 SUBSIDIARIES; EQUITY INTERESTS. The Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.

      5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

      (b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15 DISCLOSURE. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to all financial projections, budgets, forecasts, pro forma data and other forward looking statements ("Projections") provided by the Company have been prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that any particular Projections will be realized).

      5.16 COMPLIANCE WITH LAWS. Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, is not expected to have a Material Adverse Effect.


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

      5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any valid rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

      5.18 REPRESENTATIONS AS TO FOREIGN OBLIGORS. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

      (a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the "Applicable Foreign Obligor Documents"), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

      (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

      (c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

      (d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

      6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended August 31, 2005), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an attestation report of such Registered Public Accounting Firm as to the Borrower's internal controls pursuant to Section 404 of Sarbanes-Oxley expressing a conclusion to which the Required Lenders do not reasonably object; and

      (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended May 31, 2005), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, stockholders' equity and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries in


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

accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

      (c) as soon as available, but in any event at least 45 days after the beginning of each fiscal year of the Company, forecasts prepared by management of the Company, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a monthly basis for such fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(d), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

      6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

      (a) within 45 days after the end of each fiscal quarter, a Borrowing Base Certificate as of the last day of such fiscal quarter;

      (b) upon a pledge of assets, permitted pursuant to Section 7.01, or at the Company's sole discretion upon the acquisition of assets by the Company or any of its Subsidiaries outside of the ordinary course of business (but otherwise permitted hereunder), an updated Borrowing Base Certificate as of the most recently completed fiscal quarter which incorporates the acquired or pledged assets to reflect such assets on a pro-forma basis;

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended May 31, 2005), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

      (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

      (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to all of the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

      (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms


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

of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02; and

      (f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

      (g) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

      (h) upon closing of any offering of Term Debt which affects the U.S. Borrowing Base or the Canadian Borrowing Base, an updated Borrowing Base Certificate; and

      (i) within thirty (30) days after closing of any offering of Term Debt, a certificate signed by a Responsible Officer which confirms that such offering
(i) did not cause an Event of Default, and (ii) the documentation associated with such offering, a copy of which shall be attached to the certificate, does not impose a limitation on the ability of the Company or its Subsidiaries to make Restricted Payments to the Company or its Subsidiaries.

      Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information


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

provided by or on behalf of such Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a "Public Lender"). Each Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials "PUBLIC."

      6.03 NOTICES. Promptly notify the Administrative Agent and each Lender:

      (a) of the occurrence of any Default;

      (b) of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect;

      (c) of the occurrence of any ERISA Event;

      (d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; and

      (e) of the occurrence of any Internal Control Event.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.05 PRESERVATION OF EXISTENCE, ETC. With respect to Subsidiaries, other than Immaterial Subsidiaries, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;
(b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its material facilities.

      6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

      6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and
(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

      6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its Responsible Officers, and independent public accountants, all at the expense of the Administrative Agent and each Lender, unless an Event of Default has occurred and is continuing, and at such reasonable times during normal business


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

hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

      6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

      6.12 APPROVALS AND AUTHORIZATIONS. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

      6.13 ADDITIONAL SUBSIDIARY GUARANTORS. Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a counterpart of the Subsidiary Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Subsidiary Guarantor until such time as it ceases to be an Immaterial Subsidiary, or it contributes assets to the U.S. Borrowing Base.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a) Liens pursuant to any Loan Document;

      (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased,
(iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);


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

      (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

      (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

      (i) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

      (j) Liens held by Gunderson, Inc. on the assets of Greenbrier-Concarril, LLC to secure any Indebtedness owed from Greenbrier-Concarril, LLC to Gunderson, Inc.

      7.02 INVESTMENTS. Make any Investments, except:

      (a) Investments held by the Company or such Subsidiary in the form of cash equivalents or the Company's cash investment policy as approved by the Company's board of directors;

      (b) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

      (c) Investments of the Company in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in the Company or in another Subsidiary Guarantor;


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

      (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (e) other Investments not exceeding $500,000 in the aggregate in any fiscal year of the Company;

      (f) Investments in Restricted Subsidiaries not exceeding $30,000,000 in the aggregate at any time, plus the total amount of all such Investments in Restricted Subsidiaries as of the date of this Agreement, plus any excess amount of Restricted Payments available to be paid pursuant to Section 7.06(d) and not otherwise distributed;

      (g) Investments in Joint Ventures not exceeding $20,000,000 in the aggregate at any time, plus the total amount of all such Investments in Joint Ventures as of the date of this Agreement, plus any excess amount of Restricted Payments available to be paid pursuant to Section 7.06(e) and not otherwise distributed; and

      (h) Investments of the Company in (i) BBRM or its affiliates for the purpose of acquiring an interest in rail cars owned by BBRM or its affiliates or
(ii) one or more Joint Ventures between the Company or any of its Subsidiaries and BBRM or its affiliates formed for the purpose of acquiring, managing, marketing, remarketing, leasing and/or selling rail cars and other surface transportation equipment, in an aggregate amount for all Investments made pursuant to this Section 7.02(i) not to exceed $25,000,000 at any time outstanding; and

      (i) Purchases of Inventory by Gunderson, Inc. on behalf of Greenbrier-Concarril, LLC.

      7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Indebtedness under the Loan Documents;

      (b) Indebtedness outstanding on the date hereof and listed on Schedule
7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

      (c) Guarantees of the Company or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any other Subsidiary Guarantor;

      (d) Obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not


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

contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

      (e) Indebtedness of the Company, TWI or the Subsidiary Guarantors or other Domestic Subsidiaries in respect of (i) Term Debt, or (ii) Guarantees of Indebtedness of any Person other than the Company, TWI, or the Subsidiary Guarantors, provided; however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $100,000,000;

      (f) Capital leases (including sale-leaseback transactions) or purchase money obligations for fixed or capital assets, within the limitations set forth in Section 7.01(i), and in an aggregate amount not to exceed $25,000,000;

      (g) Unsecured Indebtedness and/or subordinated indebtedness, on terms reasonably acceptable to the Agent, in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; and

      (h) Indebtedness of Restricted Subsidiaries and Joint Ventures, so long as such Indebtedness is (i) on a "non-recourse" basis to the Borrowers and all Subsidiary Guarantors; or (ii) is guaranteed pursuant to Section 7.03(e).

      7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

      (a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person; and

      (b) the Company may merge or consolidate with another corporation or entity which merger or consolidation merely effects the form or domicile of the Company without changing the respective holdings of capital stock in the Company (or in the surviving entity) by stockholders and pursuant to which all obligations of the Company in respect of this Agreement are and remain obligations of the surviving entity; and

      (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Company or a Subsidiary Guarantor.

      7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;


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

      (b) Dispositions of inventory in the ordinary course of business and of equipment on or held for lease, including sales or exchanges of such assets, and in connection with the Golden West Agreements, in each case in the ordinary course of business;

      (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

      (d) Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor;

      (e) Dispositions permitted by Section 7.04;

      (f) Dispositions of lease assets in lease securitization or syndication transactions, provided that the Borrower remains in compliance with their limitations under both the U.S. Borrowing Base and the Canadian Borrowing Base and all other terms and conditions of this Agreement;

      (g) Dispositions pursuant to any sale-leaseback transactions under Section 7.03(f).

provided, however, that any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

      7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

      (a) each Subsidiary may make Restricted Payments to the Company, the Subsidiary Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

      (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

      (c) the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

      (d) the Company or a Subsidiary may purchase equity interests of 3048389 Nova Scotia Limited pursuant to contractual obligations existing on the date of this Agreement in an amount not to exceed $10,000,000; and


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
         (e) excluding any payments made by the Company to the Estate of Alan James prior to August 31, 2005, the Company may declare or pay Restricted Payments in an amount not to exceed 50% of the cumulative net income of the Company and its Subsidiaries since February 28, 2005.

         7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

         7.08 TRANSACTIONS WITH AFFILIATES. Other than Investments in or Restricted Payments to Subsidiaries, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

         7.09 BURDENSOME AGREEMENTS. Other than those in existence as of the date of this Agreement and set forth in Schedule 7.09, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary Guarantor to make Restricted Payments to the Company or any Subsidiary Guarantor or to otherwise transfer property to the Company or any Subsidiary Guarantor, (ii) of any Subsidiary Guarantor to Guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary Guarantor to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. The Company and the Subsidiary Guarantors shall not renew or extend the agreements set forth in Schedule 7.09 unless any limitation on Restricted Payments shall have been terminated as part of such renewal or extension.

         7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.11 FINANCIAL COVENANTS. Beginning with the fiscal quarter ended May 31, 2005:

         (a) CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) an amount equal to 80% of the Company's Consolidated Tangible Net Worth as of May 31, 2005, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after May 31, 2005 (with no deduction for a net loss in any such fiscal quarter), and (iii) an amount equal to 50% of the aggregate increases in Stockholders' Equity of the Company and its Subsidiaries after the date hereof by reason of the issuance and sale of Equity Interests of the Company or any Subsidiary (other than issuances to


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
the Company or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Company into such Equity Interests.

         (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio on a rolling four quarter basis of the Company to be less than 1.75 to 1.00.

         (c) CONSOLIDATED CAPITALIZATION RATIO. Permit the Consolidated Capitalization Ratio as of the end of any fiscal quarter of the Company to be greater than .675 to 1.00.

         7.12 CAPITAL EXPENDITURES. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding $25,000,000 in the aggregate in any fiscal year for the Company and its Subsidiaries, and any such expenditures made for leasing assets.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.13 or Article VII, other than pursuant to Sections 7.02 and 7.03, or any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in its Subsidiary Guaranty; or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and


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
Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h) Judgments. There is entered against the Company or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

         (k) Change of Control. There occurs any Change of Control.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

         (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C


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
Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such, and including any amounts owed pursuant to any Swap Contracts;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

         Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                        ARTICLE IX. ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORITY.

         Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with


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
such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

         9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other


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document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from


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its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

         9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.


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         9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         9.10 COLLATERAL AND GUARANTY MATTERS. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;


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
                  (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

                  (c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

         (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

         (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

         (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;


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         (f) amend Section 1.06 or the definition of "Alternative Currency"
without the written consent of each Lender; or

         (g) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

         (h) release any of the subsidiaries from the Subsidiary Guaranty without the written consent of each Lender; or

         (i) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

         (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

                  (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the


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recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

         (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).


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         (d) Change of Address, Etc. Each of the Borrowers, the Administrative
Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

         (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

         (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or


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
Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

         (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.


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The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

         (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower or Lender shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

         (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

         (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

         10.06 SUCCESSORS AND ASSIGNS.

         (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and


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
each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

                  (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in
         Schedule 10.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

         (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

         (e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

         (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

         10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

         For purposes of this Section, "Information" means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a

Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

         10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.


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
         10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

         (a) the Company shall have paid (or caused a Designated Subsidiary to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

         (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Subsidiary (in the case of all other amounts);

         (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

         (d) such assignment does not conflict with applicable Laws.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         10.14 GOVERNING LAW; JURISDICTION; ETC.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OREGON.

         (b) SUBMISSION TO JURISDICTION. EACH BORROWER AND LENDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OREGON SITTING IN MULTNOMAH COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OREGON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OREGON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  (c) WAIVER OF VENUE. EACH BORROWER AND LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.


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         10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

         10.17 TIME IS OF THE ESSENCE. Time is of the essence of the Loan Documents.

         10.18 JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).


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
         10.19 STATUTORY NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.


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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       THE GREENBRIER COMPANIES, INC., a
                                       Delaware corporation

                                       By:  /s/ Mark Rittenbaum
                                            ------------------------------------

                                       Name:  Mark Rittenbaum
                                              ----------------------------------

                                       Title:  Senior Vice President
                                               ---------------------------------



                                       TRENTONWORKS LIMITED, a Nova Scotia
                                       corporation

                                       By:  /s/ Robert Hickey
                                            ------------------------------------

                                       Name:  Robert Hickey
                                              ----------------------------------

                                       Title:  Vice President & General
                                               Manager/Secretary
                                               ---------------------------------



                                       By:  /s/ Eldon MacDonald
                                            ------------------------------------

                                       Name:  Eldon MacDonald
                                              ----------------------------------

                                       Title:   Controller
                                                --------------------------------

                                       BANK OF AMERICA, N.A., as
                                       Administrative Agent

                                       By:  /s/ Tiffany Shin
                                            ------------------------------------

                                       Name:  Tiffany Shin
                                              ----------------------------------

                                       Title:   Assistant Vice President
                                                --------------------------------

                                       BANK OF AMERICA, N.A., as a Lender, L/C
                                       Issuer and Swing Line Lender

                                       By:  /s/ Eric Eidler
                                            ------------------------------------

                                       Name:  Eric Eidler
                                              ----------------------------------

                                       Title:  Senior Vice President
                                               ---------------------------------

                                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                                       acting through its Canada Branch

                                       By:  /s/ Medina Sales De Andrade
                                            ------------------------------------

                                       Name:  Medina Sales De Andrade
                                              ----------------------------------

                                       Title:   Assistant Vice President
                                                --------------------------------

                                       UNION BANK OF CALIFORNIA, N.A., as a
                                       Lender

                                        By:  /s/ Thomas Marks
                                             -----------------------------------

                                        Name:  Thomas Marks
                                               ---------------------------------

                                        Title:  Vice President
                                                --------------------------------

                                       U.S. BANK NATIONAL ASSOCIATION, as a
                                       Lender

                                       By:  /s/ Scott J. Bell
                                            ------------------------------------

                                       Name:  Scott J. Bell
                                              ----------------------------------

                                       Title:  Senior Vice President
                                               ---------------------------------

                                       KEYBANK NATIONAL ASSOCIATION, as a
                                       Lender

                                       By:  /s/ Steve Maxwell
                                            ------------------------------------

                                       Name:  Steve Maxwell
                                              ----------------------------------

                                       Title:  Vice President
                                               ---------------------------------

                                       BRANCH BANKING & TRUST COMPANY, as
                                       a Lender

                                       By:  /s/ Robert M. Searson
                                            ------------------------------------

                                       Name:  Robert M. Searson
                                              ----------------------------------

                                       Title:  Senior Vice President
                                               ---------------------------------

                                       CAYLON NEW YORK BRANCH, as a Lender

                                       By:  /s/ Olivier Audemard
                                            ------------------------------------

                                       Name:  Olivier Audemard
                                              ----------------------------------

                                       Title:  Managing Director
                                               ---------------------------------


                                       By:  /s/ Angel Naranjo
                                            ------------------------------------

                                       Name:  Angel Naranjo
                                              ----------------------------------

                                       Title:  Vice President
                                               ---------------------------------

                                       CREDIT INDUSTRIEL ET COMMERCIAL,
                                       NEW YORK BRANCH, as a Lender


                                       By:  /s/ Adrienne Molloy
                                            ------------------------------------

                                       Name:  Adrienne Molloy
                                              ----------------------------------

                                       Title:  Vice President
                                               ---------------------------------


                                       By:  /s/ Alex Aupoix
                                            ------------------------------------

                                       Name:  Alex Aupoix
                                              ----------------------------------

                                       Title:  Vice President
                                               ---------------------------------

                                  OTHER LENDERS

                                                                   SCHEDULE 1.01

                             MANDATORY COST FORMULAE

1. The Mandatory Cost (to the extent applicable pursuant to Section 2.09) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

         (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

         (b)      the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent as the cost (expressed as a percentage of such Lender's participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

         (a)      in relation to any Loan in Sterling:

                                  AB+C(B-D)+E x 0.01        per cent per annum
                                  ------------------
                                     100 - (A+C)

         (b)      in relation to any Loan in any currency other than Sterling:

                                       E x 0.01             per cent per annum
                                       --------
                                         300

Where:

         "A" is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as


                                  Schedule 1.01
                   an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         "B" is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

         "C" is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

         "D" is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

         "E" is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per L1,000,000.

5.       For the purposes of this Schedule:

         (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (b) "Fees Regulations" means the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

         (c) "Fee Tariffs" means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate); and

         (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the


                                  Schedule 1.01

         Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Regulations in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per L1,000,000 of the Tariff Base of such Lender.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

         (a) its jurisdiction of incorporation and the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

         (b) any other information that the Administrative Agent may reasonably require for such purpose.


Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as such Lender's Lending Office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all material respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13. The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which


                                  Schedule 1.01
         replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.


                                  Schedule 1.01

                                                                   SCHEDULE 2.01

                                   COMMITMENTS

                           AND APPLICABLE PERCENTAGES

                                                                                   APPLICABLE              VOTING
  I. U.S. REVOLVING CREDIT FACILITY                               COMMITMENT       PERCENTAGE              PERCENTAGE
  ---------------------------------                               ----------       ----------              ----------

1.   Bank of America, N.A.                                       $  11,000,000     0.088000000             0.073333333

2.   Union Bank of California, N.A.                              $  26,250,000     0.210000000             0.175000000

3.   U.S. Bank National Association                              $  26,250,000     0.210000000             0.175000000

4.   KeyBank National Association                                $  17,500,000     0.140000000             0.116666667

5.   Branch Banking & Trust Company                              $  15,000,000     0.120000000             0.100000000

6.   Calyon New York Branch                                      $  15,000,000     0.120000000             0.100000000

7.   Credit Industriel et Commercial,                            $  14,000,000     0.112000000             0.093333333

     New York Branch

     TOTALS                                                      $125,000,000      100%


  II.CANADIAN REVOLVING                                                           APPLICABLE              VOTING
     CREDIT FACILITY                                           COMMITMENT         PERCENTAGE              PERCENTAGE
     ---------------                                           ----------         ----------              ----------
     Bank of America, National Association               CDN$  30,000,000(1)       100%                    0.166666667(1)
     acting through its Canada Branch


     TOTALS                                              CDN$ 30,000,000                                   100%


--------
(1) For voting purposes only, the Canadian facility shall be deemed to constitute US$ 25,000,000.


                                  Schedule 2.01

                                                                   SCHEDULE 5.05


                              SUPPLEMENT TO INTERIM

                              FINANCIAL STATEMENTS

                                                                                 AMOUNT
                                                                             (in thousands)
         1.  Participation as of May 31, 2005(2)                                $  21,447

         2.  Railcar Operating Leases as of August 31, 2004*                    $  16,058

         3.  Other Operating Leases as of August 31, 2004*                      $  13,356

         4.  Purchase Commitments as of May 31, 2005(3)                         $ 152,000

         5.  See also Schedule 7.03




*    Minimum future amounts payable under noncancellable leases


(2) Participation is payable to Union Pacific under the Golden West Agreements over the next five years.

(3) Commitments to purchase new rail cars from unaffiliated manufacturers to be leased to third party customers.


                                 Schedule 5.05

                                                                   SCHEDULE 5.06

                                   LITIGATION

                  Litigation was initiated against the Company on April 20, 2004 in the Supreme Court of Nova Scotia by a customer, BC Rail Partnership, alleging breach of contract and negligent manufacture and design of railcars which were involved in a derailment.

                  On November 3, 2004, and November 4, 2004, in the District Court of Tarrant County, Texas, and in the District Court of Lancaster County, Nebraska, respectively, litigation was initiated against the Company by Burlington Northern Santa Fe (BNSF). BNSF alleges the failure of a component part on a railcar manufactured by Greenbrier in 1988, resulted in a derailment and a chemical spill. The complaint alleges in excess of $14 million in damages. Answers have been filed in both cases and the parties have agreed to stay the Nebraska action and proceed with the litigation in Texas.

                  On September 23, 2004, two current and one former Company employees filed a civil complaint in Multnomah County Circuit Court, State of Oregon, alleging that Greenbrier failed to comply with Oregon wage and hour laws. Plaintiffs seek injunctive relief and unspecified unpaid wages, penalty wages, costs, disbursements and attorneys' fees.


                                  Schedule 5.06

                                                                   SCHEDULE 5.09

                                  ENVIRONMENTAL

                  Environmental studies have been conducted of owned and leased properties that indicate additional investigation and some remediation on certain properties may be necessary. The Portland, Oregon manufacturing facility is located on the Willamette River. The United States Environmental Protection Agency (EPA) has classified portions of the river bed, including the portion fronting the facility, as a federal "national priority list" or "superfund" site due to sediment contamination (the "Portland Harbor Site"). The Company and more than 60 other parties have received a "General Notice" of potential liability from the EPA relating to the Portland Harbor Site. The letter advised the Company that it may be liable for the costs of investigation and remediation (which liability may be joint and several with other potentially responsible parties) as well as for natural resource damages resulting from releases of hazardous substances to the site. At this time, ten private and public entities have signed an Administrative Order on Consent to perform a remedial investigation/feasibility study of the Portland Harbor Site under EPA oversight, and five additional entities have not signed such consent, but are nevertheless contributing money to the effort. The study is expected to be completed in 2007. In addition, the Company has entered into a Voluntary Clean-Up Agreement with the Oregon Department of Environmental Quality in which the Company agreed to conduct an investigation of whether, and to what extent, past or present operations at the Portland property may have released hazardous substances to the environment. Under this oversight, the Company is also conducting groundwater remediation relating to a historical spill on the property.

         There is no indication that Company operations have contributed to contamination of the Willamette River bed, although uses by prior owners and operators of the property may have contributed. Nevertheless, this classification of the Willamette River may have an impact on the value of the Company's investment in the property and has resulted in the Company initially bearing a portion of the cost of an EPA mandated remedial investigation, feasibility study, natural resources damages assessment and incurring costs mandated by the State of Oregon to control groundwater discharges to the Willamette River. Neither the cost of the investigation nor the groundwater control effort is currently determinable. However, a portion of the outlay related to the state of Oregon mandated costs has been reimbursed by an unaffiliated party, and other outlays may also be recoverable. The Company may be required to perform periodic maintenance dredging in order to continue to launch vessels from its launch ways on the river, and classification as a superfund site could result in some limitations on future dredging and launch activity. Because these investigations are still underway, the Company is unable to determine the amount of its ultimate liability relating to these matters. Based on the results of the pending investigations and future assessments of natural resource damages, the Company may be required to incur costs associated with additional phases of investigation or remedial action, and the Company may be liable for damages to natural resources. Any of these matters could adversely affect the Company's business and results of operations. Management believes that the Company's operations adhere to sound environmental practices, applicable laws and regulations.


                                  Schedule 5.09

                                                                   SCHEDULE 5.11

                                 TAX DISCLOSURES

         The Internal Revenue Service is currently conducting an audit of the Company's income tax returns for the years ended 1999, 2000, 2001 and 2002. In connection with the audit, the Service has focused particular attention on the Company's decision in 2002 to write-off of substantial portions of its investment in European operations. As of the date of the Closing, the Service has not completed its fieldwork or proposed any assessment or deficiency. However, the Company anticipates that, upon completion of its audit, the Service may propose adjustments or assessments.


                                  Schedule 5.11

                                                                   SCHEDULE 5.13

                                SUBSIDIARIES AND

                            OTHER EQUITY INVESTMENTS

                                  SUBSIDIARIES

         PART (A)                                                    PERCENTAGE OWNERSHIP
         --------                                                    --------------------

Autostack Corporation                                        100% Greenbrier Leasing Corporation
Greenbrier-Concarril, LLC                                    100% The Greenbrier Companies, Inc.
Greenbrier Europe B.V.                                       100% Greenbrier UK Limited
Greenbrier Germany GmbH                                      100% Greenbrier Europe B.V.
Greenbrier Leasing Corporation                               100% The Greenbrier Companies, Inc.
Greenbrier Leasing, L.P.                                     Its General Partner is Greenbrier Management Services,
                                                             LLC

Greenbrier Leasing Limited                                   100% Greenbrier Leasing Corporation
Greenbrier Leasing Limited Partner, LLC                      100% Greenbrier Leasing Corporation
Greenbrier Management Services, LLC                          100% Greenbrier Leasing Corporation
Greenbrier Railcar, Inc.                                     100% Greenbrier Leasing Corporation
Greenbrier U.K. Limited                                      100% The Greenbrier Companies, Inc.
Gunderson, Inc.                                              67% The Greenbrier Companies, Inc.
                                                             33% Greenbrier Leasing Corporation

Gunderson-Concarril, S.A. de C.V.                            100% Greenbrier-Concarril, LLC
Gunderson Marine, Inc.                                       100% Gunderson, Inc.
Gunderson Rail Services, Inc.                                100% Gunderson, Inc.
Gunderson Specialty Products, LLC                            100% Gunderson, Inc.
Trenton Works Limited                                        3048389 Nova Scotia Limited


         PART (B)                                                     PERCENTAGE OWNERSHIP
         --------                                                     --------------------
         3048389 Nova Scotia Limited                         100% of the common stock owned by The Greenbrier
                                                             Companies, Inc.
                                                             Preferred investors
                                                             also have an
                                                             interest in this
                                                             entity.

         Ohio Castings Company, LLC                          33 1/3% Gunderson Specialty Products, LLC

         Alliance Castings Company, LLC                      100% Ohio Castings Company, LLC

         Chicago Castings Company, LLC                       100% Ohio Castings Company, LLC

         WagonySwidnica S.A.                                  97% owned by Greenbrier Europe B.V.


                                  Schedule 5.13

                                                                SCHEDULE 7.01(B)

                                 EXISTING LIENS

THE GREENBRIER COMPANIES, INC.

Delaware Lien No. 40606998, IOS Capital, Secured Party, Expires 02-26-09

Delaware Lien No. 40608481, IOS Capital, Secured Party, Expires 02-26-09

Delaware Lien No. 41828872, US Bancorp, Secured Party, Expires 06-30-09

Delaware Lien No. 41980608, IOS Capital, Secured Party, Expires 07-13-09

Delaware Lien No. 50688375, IOS Capital, Secured Party, Expires 02-23-10

Oregon Lien No. 594684, U.S. Bancorp, Secured Party, Expires 07-30-07

Oregon Lien No. 623352, U.S. Bancorp, Secured Party, Expires 06-05-08

Oregon Lien No. 6405515 IOS Capital, Secured Party, Expires 11-25-08

Nova Scotia Lien No. 8898981, Bank of America, National Association, Secured Party, Expires 11-01-14.

GREENBRIER LEASING CORPORATION

Delaware Lien No. 10924782, The Cit Group/Equipment, Secured Party, Expires 08-28-06

*Delaware Lien No. 21972540, Union Bank of California, N.A., Secured Party, Expires 07-15-07

Delaware Lien No. 21973720, The Cit Group/Equipment, Secured Party, Expires 08-07-07

Delaware Lien No. 31453946, Dell Financial Services, L.P., Secured Party, Expires 06-09-08

Delaware Lien No. 31525933, First Union Commercial Corporation Equipment Leasing Division, Secured Party, Expires 05-13-08

Oregon Lien No. 354519, Metlife Capital Credit LP, Secured Party, Expires 1-14-2007

Oregon Lien No. 530270, Bombardier Capital Rail, Inc., Secured Party, Expires 10-18-2005

Oregon Lien No. 6337526, Key Equipment Finance (Key Corporate Capital, Inc.), Secured Party, Expires 9-15-2008


                                  Schedule 7.01

*Surface Transportation Board Filing #20879 - The current Union Bank of California/Bank of America Security Agreement financing -- Debtors under this financing include Greenbrier Leasing Corporation, Greenbrier Railcar, Inc. and Autostack Corporation.

GREENBRIER RAILCAR, INC.

*Delaware Lien No. 21939192, Union Bank of California, N.A., Secured Party, Expires 07-15-07

GREENBRIER LEASING, LTD.

NONE.

AUTOSTACK CORPORATION

*Oregon Original Lien No. 589746, Union Bank of California NA, Secured Party, Expires 06-10-07.

GUNDERSON, INC.

*Oregon Lien No. 8642, U.S. Bank National Association, Secured Party, Expires 05-24-10

*Oregon Lien No. 19860, U.S. Bank National Association, Secured Party, Expires 09-01-07

*Oregon Lien No. 208053, US Bank NA, Secured Party, Expires 02-04-09.

Oregon Lien No. 325167, Yale Financial Services Inc., Secured Party, Expires 06-26-06.

Oregon Lien No. 406342, KeyCorp Leasing, a Division of Key Corporate Capital Inc., Secured Party, Expires 01-14-08.

Oregon Lien No. 406343, KeyCorp Leasing, a Division of Key Corporate Capital Inc., Secured Party, Expires 01-14-08.

Oregon Lien No. 483009, KeyCorp Leasing, a Division of Key Corporate Capital Inc., Secured Party, Expires 09-10-09.

Oregon Lien No. 517685, Wells Fargo Equipment Finance Inc., Secured Party, Expires 06-25-05

Oregon Lien No. 518560, Pacific Office Automation, Secured Party, Expires
07-03-05

Oregon Lien No. 542219, Toyota Motor Credit Corporation, Secured party, Expires 02-13-06

*Oregon Lien No. 585171, U.S. Bank National Association, Secured Party, Expires 04-25-07


                                  Schedule 7.01

Oregon Lien No. 589098, Key Equipment Finance, a Division of Key Corporate Capital Inc., Secured Party, Expires 06-04-07

Oregon Lien No. 601032, Toyota Motor Credit Corporation, Secured Party, Expires 10-07-07

*Oregon Lien No. 604529, Sause Bros., Inc., Secured Party, Expires 11-15-07

*Oregon Lien No. 610210, Sause Bros., Inc., Secured Party, Expires 01-22-08

Oregon Lien No. 617405, CIT Technology Financing Services, Inc., Secured Party, Expires 04-08-08

Oregon Lien No. 631270, Toyota Motor Credit Corporation, Secured Party, Expires 08-19-08

Oregon Lien No. 631254, Toyota Motor Credit Corporation, Secured Party, Expires 08-19-08

Oregon Lien No. 631249, Toyota Motor Credit Corporation, Secured Party, Expires 08-19-08

Oregon Lien No. 631248, Toyota Motor Credit Corporation, Secured Party, Expires 08-19-08

Oregon Lien No. 631276, Toyota Motor Credit Corporation, Secured Party, Expires 08-19-08

Oregon Lien No. 6363329, Ferguson Enterprises, Inc. and Famillan Northwest, Inc. Secured Parties, Expires 10-09-08

Oregon Lien No. 6381266, Toyota Motor Credit Corporation, Secured Party, Expires 10-28-08

Oregon Lien No. 6407179, Toyota Motor Credit Corporation, Secured Party, Expires 11-25-08

Oregon Lien No. 6470083, Toyota Motor Credit Corporation, Secured Party, Expires 02-06-09

Oregon Lien No. 6543238, Toyota Motor Credit Corporation, Secured Party, Expires 04-20-09

Oregon Lien No. 6543288, Toyota Motor Credit Corporation, Secured Party, Expires 04-20-09

Oregon Lien No. 6660995, Sause Bros., Inc., Secured Party, Expires 08-10-09

Oregon Lien No. 6787129, Key Corp. Capital, Secured Party, Expires 12-29-09

Oregon Lien No. 6795479, CIT Technology Financing Services, Inc., Secured Party, Expires 01-04-10

*Surface Transportation Board Filing #18689 - Security Agreement between Gunderson, Inc., the Debtor, and United States National Bank of Oregon (now U.S. Bank National Association) dated January 31, 1994


                                  Schedule 7.01

GUNDERSON RAIL SERVICES, INC.

*Oregon Lien No. 269064, U.S. Bank National Association, as Agent, Secured Party, Expires 06-01-10.

*Oregon Lien No. 269167, U.S. Bank National Association, as Agent, Secured Party, Expires 06-01-10.

*Oregon Lien No. 512957, U.S. Bank National Association, as Agent, Secured Party, Expires 05-18-10.

*Oregon Lien No. 603028, U.S. Bank National Association, as Agent, Secured Party, Expires 10-30-07

Oregon Lien No. 604799, GE Capital Corporation, Secured Party, Expires 11-19-07

*Oregon Lien No. 631861, U.S. Bank National Association, Secured Party, Expires 08-26-08

*Oregon Lien No. 631860, U.S. Bank National Association, Secured Party, Expires 08-26-08

Oregon Lien No. 6399005, Air Liquide America LP, Secured Party, Expires 11-18-08

*Oregon Lien No. 6453728, U.S. Bank National Association, Secured Party, Expires 01-22-09

*Oregon Lien No. 6453740, U.S. Bank National Association, Secured Party, Expires 01-22-09

Oregon Lien No. 6588913, Toyota Motor Credit Corporation, Secured Party, Expires 06-03-09

Oregon Lien No. 6817192, Gunderson Rail Services, Inc., Secured Party, Expires 01-28-10

*Oregon Lien No. 208053, US Bank NA, Secured Party, Expires 02-04-09.

*Washington Lien No. 97-101-0050, United States National Bank of Oregon, Secured Party, Expires 04-11-07

Texas Lien No. 03-0029174581, NMHG Financial Services, Inc., Secured Party, recorded 05-28-03.

*Surface Transportation Board Filing #18691 - Security Agreement between Gunderson Rail Car Services, Inc., the Debtor, and United States National Bank of Oregon (now U.S. Bank National Association) dated January 31, 1994

GUNDERSON LEASING INC.

*Oregon Lien No. 208053, US Bank NA, Secured Party, Expires 02-04-09.


                                  Schedule 7.01

GUNDERSON MARINE, INC.

*Oregon Lien No. 208053, US Bank NA, Secured Party, Expires 02-04-09.

Oregon Lien No. 483009, KeyCorp Leasing, a Division of Key Corporate Capital Inc., Secured Party, Expires 09-10-09

*Surface Transportation Board Filing #18692 - Security Agreement between Gunderson Marine, Inc., the Debtor, and United States National Bank of Oregon (now U.S. Bank National Association) dated January 31, 1994

GREENBRIER-CONCARRIL, LLC

Delaware Lien No. 30990534, Gunderson, Inc., Secured Party, Expires 04-16-08

*Delaware Lien No. 31410292, Bombardier Corporation, Secured Party, Expires 06-04-08

Surface Transportation Board Filing #24429 - An "in-house" financing with Gunderson, Inc. as creditor and Greenbrier Concarril LLC as debtor, dated April 1, 2003.

*Surface Transportation Board Filing #24484 - A financing with Greenbrier Concarril LLC as debtor and Bombardier Corporation as creditor, dated April 1, 2003.

ALLIANCE CASTINGS COMPANY, LLC

Delaware Lien No. 33323212, Director of the Department of Development of the State of Ohio, Expires 12-17-08

TRENTONWORKS LIMITED

Nova Scotia Lien No. 318824, Caterpillar Financial Services Ltd., Secured Party, Expires 08-03-05

Nova Scotia Lien No. 3483885, The Greenbrier Companies, Inc., Secured Party, Expires 10-25-10. The Secured Party subordinated its security interest to Bank of America, NA pursuant to Postponement and Subordination Agreement dated 10-29-04.

Nova Scotia Lien No. 3608420, Caterpillar Financial Services Ltd., Secured Party, Expires 11-23-05

Nova Scotia Lien No. 3608439, Caterpillar Financial Services Ltd., Secured Party, Expires 11-23-05

Nova Scotia Lien No. 5844624, Honda Canada Finance Inc., Secured Party, Expires 08-29-07


                                  Schedule 7.01

Nova Scotia Lien No. 6174873, Her Majesty the Queen in right of the Province of Nova Scotia, Secured Party, Expires 11-28-12. The Secured Party subordinated its security interest to Bank of America, NA pursuant to Postponement and Subordination Agreement dated 10-29-04.

Nova Scotia Lien No. 6491343, CIT Financial Ltd., Secured Party, Expires
02-28-10.

Nova Scotia Lien No. 6670104, BMW Canada Inc., Secured Party, Expires 04-15-07

Nova Scotia Lien No. 7196884, CitiCorp Vendor Finance, Ltd., Secured Party, Expires 08-18-08

Nova Scotia Lien No. 7737924, VW Credit Canada Inc., Secured Party, Expires 01-14-09.

Nova Scotia Lien No. 7947706, CitiCorp Vendor Finance, Ltd., Secured Party, Expires 03-17-09.

Nova Scotia Lien No. 8694200, CitiCorp Vendor Finance, Ltd., Secured Party, Expires 09-08-09

Nova Scotia Lien No. 8694246, CitiCorp Vendor Finance, Ltd., Secured Party, Expires 09-08-09

Nova Scotia Lien No. 8694273, CitiCorp Vendor Finance, Ltd., Secured Party, Expires 09-08-09

Nova Scotia Lien No. 8694291, CitiCorp Vendor Finance, Ltd., Secured Party, Expires 09-08-09

Nova Scotia Lien No. 8694317, CitiCorp Vendor Finance, Ltd., Secured Party, Expires 09-08-09.

Nova Scotia Lien No. 8892969, Bank of America, National Association,, Secured Party, Expires 10-20-14.

Nova Scotia Lien No. 9211989, CitiCorp Vendor Finance, Ltd., Secured Party, Expires 02-07-10

Nova Scotia Lien No. 9212023, CitiCorp Vendor Finance, Ltd., Secured Party, Expires 02-07-10




*    Denotes liens to be released at or shortly after closing.


                                  Schedule 7.01

                                                                SCHEDULE 7.03(B)

                                  INDEBTEDNESS

                          (AMOUNTS AS OF MAY 31, 2005)

                     DEBT                                                        MAXIMUM INDEBTEDNESS
                     ----                                                        --------------------

1.  TrentonWorks - Term Loan                                                         CDN8,800,000

2.  Senior Unsecured Notes                                                           $175,000,000

3.  Guarantee performance of Gunderson Rail Services under Supply Agreement               Unknown


4.  Redemption debt Greenbrier -Concarril                                            $  7,500,000

5.  Guaranty of Swap Contracts - Foreign Currency :                                           N/A
         UBOC
         Key Bank
         Wells Fargo
         Bank of America
         European Operations
6.  Guaranty of Swap Contracts - Interest Rate                                                N/A
         KeyBank
         Bank of America
11.  Guaranty of Ohio Castings Company, LLC                                          $   3,100,000(4)
11.  Borrowings of Greenbrier Germany with KfW                                       E   5,400,000
12.  Borrowings of The Greenbrier Companies, Inc. with KfW                           $   8,300,000
13.  Various Performance Guarantees - European Operations                            $  20,100,000*
14.  Various Lines of Credit - European Operations(5)                                $  19,800,000*
15.  Key Bank Capitalized Leases                                                     $  10,900,000
16.  Letters of Credit - Domestic Manufacturing Operations                           $   1,800,000
17.  Non-Competes and other debt                                                     $     200,000
18.  Subordinated Debt - Golden West Agreements                                      $   9,800,000


*    Translated at U.S. dollar equivalent.

--------

(4) Ohio Castings, as of May 31, 2005, has $9.3 million of third party debt for which the Company has guaranteed approximately $3.1 million. In the event there is a change of control or insolvency by any of the three 33% investors that have guaranteed the debt, the remaining investors' share of the guarantee will increase proportionately.


(5)  Non-recourse to The Greenbrier Companies, Inc.



                                Schedule 7.03(b)

                                                                   SCHEDULE 7.09

             CONTRACTUAL OBLIGATIONS LIMITING RESTRICTED PAYMENTS BY
                            ANY SUBSIDIARY GUARANTOR


The Golden West Agreements

Master Equipment Lease Agreement between Keycorp Leasing and Gunderson entities dated 8/31/99


                                  Schedule 7.09

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE,

                          CERTAIN ADDRESSES FOR NOTICES

BORROWER:

THE GREENBRIER COMPANIES, INC.
One Centerpointe Drive, Suite 200
Lake Oswego, OR  97035
Attn:             Mark J. Rittenbaum
                  Telephone: (503)598-3828
                  Telecopier: (503)684-7553
                  Electronic Mail: mark.rittenbaum@gbrx.com

TRENTONWORKS LIMITED
34 Power Plant Road
Trenton, Nova Scotia
Canada B0K1X0
Attn:             Eldon MacDonald
                  Telephone: (902)752-1541 Ext. 263
                  Telecopier: (902)752-6648
                  Electronic Mail:  emacdonald@trentonworks.ca

ADMINISTRATIVE AGENT'S OFFICE:

Administrative Agent's Office (U.S.)
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
Credit Services West
Mail Code:  CA4-702-02-25
2001 Clayton Road, Floor 2, Building B
Concord, CA 94520
Attention:        Gardelyn Jayme
                  Telephone:  (925)675-7184
                  Telecopier:  (888)969-9232
                  Electronic Mail:  gardelyn.o.jayme@bankofamerica.com

Wire Instruction (for Dollars - including Swing Line)
                  Bank of America, Dallas TX
                  ABA# 111000012
                  Account Name:  Corporate FTA
                  Account No.:  3750836479
                  Attention:  Gardelyn Jayme
                  Ref.:  The Greenbrier Companies


                                 Schedule 10.02

Administrative Agent's Office (Canada)

Bank of America, N.A., Canada Branch
200 Front Street West, Suite 2700
Toronto, Ontario, M5V3L2
Attention:        Medina Sales De Andrade
                  Telephone:  (416)349-5433
                  Telecopier:  (416)349-4283
                  Electronic Mail:  medina.sales_de_andrade@bankofamerica.com

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
Mail Code:  WA1-501-37-20
800 Fifth Avenue, Floor 37
Seattle, WA 98104
Attention:        Tiffany Shin
                  Telephone:  (206)358-0078
                  Telecopier:  (206)358-0971
                  Electronic Mail:  tiffany.shin@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.
Credit Services West
Mail Code:  CA4-702-02-25
2001 Clayton Road, Floor 2, Building B
Concord, CA 94520
Attention:        Gardelyn Jayme
                  Telephone:  (925)675-7184
                  Telecopier:  (888)969-9232
                  Electronic Mail:  gardelyn.o.jayme@bankofamerica.com

L/C ISSUER:

Standby Letters of Credit:

Bank of America, N.A.
Trade Operations-STANDBY LC
Mail Code: CA9-703-19-23
333 S. Beaudry Avenue, 19th Floor
Los Angeles, CA 90017-1466
Attention:        Bolivar Carrillo
                  Telephone:  (213)345-0089
                  Telecopier:  (213)345-6684
                  Electronic Mail:  Bolivar.carrillo@bankofamerica.com


                                 Schedule 10.02

Commercial Letters of Credit

Bank of America, N.A.
Trade Operations-Commercial LC
Mail Code:  CA9-703-19-15
333 S. Beaudry Avenue, 19th Floor
Los Angeles, CA 90017-1466
Attention:        Frantz Bellevue
                  Telephone:  (213)345-6616
                  Telecopier:  (213)345-6691
                  Electronic Mail:  frantz.bellevue@bankofamerica.com

CANADIAN LENDER PAYMENT INSTRUCTIONS

Canadian Dollar

LVTS - Large Value Transaction System
Bank of America Canada
200 Front Street West

Toronto, Ontario M5V3L2
Attention:        Loans Department
                  Swift Code: BOFACATT
                  Transit #: 01312-241      Account #: 90083255
                  Ref: Trentonworks Limited


US Dollar

Bank of America International New York
335 Madison Avenue

New York, NY 10017
                  Swift Code: BOFAUS3N

                  ABA # 026009593
                  For the Account of: Bank of America, N.A., Canada Branch Account #: 65502-01805
                  Swift Code: BOFACATT
                  Ref: Trentonworks Limited


                                 Schedule 10.02

                                                                  SCHEDULE 10.06

                         PROCESSING AND RECORDATION FEES

         The Administrative Agent will charge to the appropriate Lender a processing and recordation fee (an "Assignment Fee") in the amount of $2,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

                              TRANSACTION                                     ASSIGNMENT FEE
                              -----------                                     --------------

         First four concurrent assignments or suballocations                        -0-
         to members of an Assignee Group (or from members of
         an Assignee Group, as applicable)

         Each additional concurrent assignment or                                  $500
         suballocation to a member of such Assignee Group (or
         from a member of such Assignee Group, as applicable)


                                 Schedule 10.06

                                                                  SCHEDULE 11.01

                                                   LETTERS OF CREDIT

Domestic Manufacturing Operations Letters of Credit for up to $1,800,000.


                                 Schedule 11.01

                                                                       EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

                                                        Date: ___________, _____

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of June ____, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among The Greenbrier Companies, Inc., a Delaware corporation (the "Company"), TrentonWorks Limited, a Nova Scotia corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The Company hereby requests (select one):

      [ ] A Borrowing of Committed Loans    [ ] A conversion or continuation of
                                                Loans

      1.    On __________________________ (a Business Day).

      2.    In the amount of __________________________.

      3.    Comprised of __________________________.
                       [Type of Committed Loan requested]

      4.    In the following currency: ________________________

      5.    For Eurocurrency Rate Loans: with an Interest Period of __ months.

      The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

                                        THE GREENBRIER COMPANIES, INC., a
                                        Delaware corporation

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                 Schedule 11.01

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                        Date: ___________, _____

To:     Bank of America, N.A., as Swing Line Lender
        Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of June 29, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among The Greenbrier Companies, Inc., a Delaware corporation (the "Company"), TrentonWorks Limited, a Nova Scotia corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The undersigned hereby requests a Swing Line Loan:

      1. On __________________________(a Business Day).

      2. In the amount of $__________________________.

      The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

                                        THE GREENBRIER COMPANIES, INC., a
                                        Delaware corporation



                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------



                                     B - 1
                         Form of Swing Line Loan Notice

                                                                       EXHIBIT C

                                  FORM OF NOTE

                                                                ________________

      FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 29, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among The Greenbrier Companies, Inc., a Delaware corporation, TrentonWorks Limited, a Nova Scotia corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent's Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.


                                      C-1
                                  Form of Note

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.

                                        THE GREENBRIER COMPANIES, INC., a
                                        Delaware corporation



                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                      C-2
                                  Form of Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                           AMOUNT OF        OUTSTANDING
                                      CURRENCY AND                        PRINCIPAL OR       PRINCIPAL
                    TYPE OF LOAN     AMOUNT OF LOAN   END OF INTEREST    INTEREST PAID      BALANCE THIS
    DATE                MADE              MADE             PERIOD          THIS DATE            DATE        NOTATION MADE BY
-----------         ------------     --------------   ---------------    -------------      ------------    ----------------

-----------         ------------     --------------   ---------------    -------------      ------------    ----------------
-----------         ------------     --------------   ---------------    -------------      ------------    ----------------
-----------         ------------     --------------   ---------------    -------------      ------------    ----------------
-----------         ------------     --------------   ---------------    -------------      ------------    ----------------
-----------         ------------     --------------   ---------------    -------------      ------------    ----------------
-----------         ------------     --------------   ---------------    -------------      ------------    ----------------
-----------         ------------     --------------   ---------------    -------------      ------------    ----------------
-----------         ------------     --------------   ---------------    -------------      ------------    ----------------


                                      C-3
                                  Form of Note

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                                          Financial Statement Date: ___________,

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of June 29, 2005, (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among The Greenbrier Companies, Inc., a Delaware corporation (the "Company"), TrentonWorks Limited, a Nova Scotia corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

      [Use following paragraph 1 for fiscal YEAR-END financial statements]

      1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [Use following paragraph 1 for fiscal QUARTER-END financial statements]

      1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

      2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a reasonable review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

      3. A reasonable review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]


                                     D - 1
                         Form of Compliance Certificate

      [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE COMPANY PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT, AND NO DEFAULT HAS OCCURRED AND IS CONTINUING.]

                                     --OR--

      [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

      4. The representations and warranties of (i) the Borrowers contained in
Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

      5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________ , ___________.


                                        THE GREENBRIER COMPANIES, INC., A
                                        DELAWARE CORPORATION

                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------


                                     D - 2
                         Form of Compliance Certificate

        For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2

                          to the Compliance Certificate

                                  ($ in 000's)

I.    SECTION 7.11(A) - CONSOLIDATED TANGIBLE NET WORTH.

      A.    Actual Consolidated Tangible Net Worth as of May 31,
            2005:

            1.    Stockholders' Equity:                                         $
                                                                                 --------

            2.    Intangible Assets:                                            $
                                                                                 --------

            3.    Consolidated Tangible Net Worth (Line I.A1
                  less Line I.A.2 x 80%):                                       $
                                                                                 --------

      B.    50% of Consolidated Net Income for each full
            fiscal quarter ending after May 31, 2005 (no
            reduction for losses):                                              $
                                                                                 --------


      C.    50% of any increase in Stockholders' Equity
            after date of Agreement from issuance and
            sale of Equity Interests (including from
            conversion of debt securities):                                     $
                                                                                 --------

      D.    Minimum required Consolidated Tangible Net Worth
            (Lines I.A + I.B + I.C):                                            $
                                                                                 --------

II.   SECTION 7.11 (B) - CONSOLIDATED FIXED CHARGE COVERAGE
      RATIO.

      A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):

            1.    Consolidated Net Income for Subject Period:                   $
                                                                                 --------

            2.    Consolidated Interest Charges for Subject
                  Period:                                                       $
                                                                                 --------

            3.    Provision for income taxes for Subject Period:                $
                                                                                 --------

            4.    Depreciation expenses for Subject Period:                     $
                                                                                 --------

            5.    Amortization expenses for Subject Period:                     $
                                                                                 --------

            6.    Non-recurring non-cash reductions of
                  Consolidated Net Income for Subject Period:                   $
                                                                                 --------

            7.    Income tax credits for Subject Period:                        $
                                                                                 --------

            8.    Non-cash additions to Consolidated Net Income
                  for Subject Period:                                           $
                                                                                 --------

            9.    Consolidated EBITDA (Lines II.A.1 + 2 + 3 + 4
                  + 5 + 6 - 7 - 8):                                             $
                                                                                 --------

      B.    Consolidated rent expense (including option lease
            expense) for Subject Period:                                        $
                                                                                 --------

      C.    Consolidated Interest Charges for Subject Period:                   $
                                                                                 --------


                                 SCHEDULE 2 - 1
                      Schedule 2 to Compliance Certificate

      D.    Consolidated Interest Coverage Ratio (Line II.A.9 +
            Line II.B / Line II.C + Line II.B):                                             to 1.00
                                                                                -----------
                         Minimum required: 1.75 to 1.00

III.  SECTION 7.11 (C) - CONSOLIDATED CAPITALIZATION RATIO.

      A.    Consolidated Funded Indebtedness at Statement Date:                 $
                                                                                 --------

      B.    Stockholders' Equity at Statement Date:                             $
                                                                                 --------

      C.    Consolidated Capitalization Ratio (Line III.A / Line
            III.A + Line III.B):                                                            to 1.00
                                                                                -----------
                         Maximum permitted: .675 to 1.00


                                 SCHEDULE 2 - 2
                      Schedule 2 to Compliance Certificate

                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases from the Assignor and assumes and agrees to perform, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor: ______________________________

2.    Assignee: ______________________________ [and is an Affiliate/Approved
      Fund of [identify Lender]]

3.    Borrower(s): ______________________________

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: Credit Agreement, dated as of [___________, _____], among [____________________________], the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender


                                     E - 1
                            Assignment and Assumption

6.    Assigned Interest:

                                    Aggregate
                                    Amount of                   Amount of                 Percentage
                                    Commitment                 Commitment                 Assigned of
    Facility Assigned            for all Lenders*               Assigned*                 Commitment             CUSIP Number
    -----------------            ---------------                --------                  ----------             ------------
                                $                           $                                         %
      -------------             -----------------           -----------------           --------------
                                $                           $                                         %
      -------------             -----------------           -----------------           --------------
                                $                           $                                         %
      -------------             -----------------           -----------------           --------------

[7.   Trade Date: __________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

      The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]

                                        By: _____________________________
                                            Title:

                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]

                                        By: _____________________________
                                            Title:
Consented to and Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By: _________________________________
    Title:

Consented to:

[COMPANY]

By: _________________________________
    Title:


                                     E - 2
                            Assignment and Assumption

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

            1. Representations and Warranties.

            1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.


                                   ANNEX 1 - 1
                       Annex to Assignment and Assumption

            3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Oregon. Borrowers are intended beneficiaries of this Agreement.


                                   ANNEX 1 - 2
                       Annex to Assignment and Assumption

                                                                       EXHIBIT F

                           FORM OF SUBSIDIARY GUARANTY


                                     F - 1
                           Form of Subsidiary Guaranty

                                                                       EXHIBIT G

                                 OPINION MATTERS

      The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion on behalf of each Borrower:

      -     Section 5.01(a), (b) and (c)

      -     Section 5.02

      -     Section 5.03

      -     Section 5.04

      -     Section 5.06

      -     Section 5.14(b)


                                      G - 1
                                 Opinion Matters

                                                                       EXHIBIT H

                           BORROWING BASE CERTIFICATE

THE GREENBRIER COMPANIES,
INC.

BORROWING BASE CERTIFICATE
CREDIT AGREEMENT DATED AS OF JUNE 29, 2005
BORROWING BASE DATA AND COMPUTATIONS AS OF __________, 200__

                                                                                                        CONTRIBUTION TO
                                                                                                         BORROWING BASE
                                                                                                        (TOTAL AMOUNT X
         TOTAL ASSET CATEGORY          AMOUNT(US$)              ADVANCE RATE                             ADVANCE RATE)
         --------------------          -----------              ------------                             -------------
Perfected Lease Assets                                                                          90%      $         --
Unperfected Lease Assets                                                                        60%      $         --   (A)
Eligible Accounts                                                                               80%      $         --
Eligible Inventory                                                                              50%      $         --
Eligible Property, Plant & Equipment                                                            50%      $         --

                                                                     Subtotal - U.S. Borrowing Base      $         --
                                                                              U.S. Revolver Ceiling      $125,000,000
                                                       Lesser of Subtotal and U.S. Revolver Ceiling      $         --
                                                                                    U.S. Borrowings
                                                                             U.S. Letters of Credit
                                                                        U.S. Borrowing Availability      $         --
                                                                         Unused U.S. Borrowing Base      $         --

(A) Amount cannot be greater than $10,000,000


                                      H - 1
                           Borrowing Base Certificate

TRENTONWORKS LTD.
BORROWING BASE CERTIFICATE
CREDIT AGREEMENT DATED AS OF JUNE 29, 2005
BORROWING BASE DATA AND COMPUTATIONS AS OF __________, 200__



                                                                                                  CONTRIBUTION TO
                                                                                                  BORROWING BASE
                                                                                                  (TOTAL AMOUNT X
         TOTAL ASSET CATEGORY          AMOUNT(CAN$)             ADVANCE RATE                      ADVANCE RATE)
         --------------------          ------------             ------------                      -------------
Eligible Accounts                                                                        80%      $         --
Eligible Inventory                                                                       50%      $         --


Eligible Property, Plant & Equipment   $     --                                          50%      $         --
                                                                                    Subtotal      $         --


                                                          Amount of unused US Borrowing Base
                                                                         (converted to CAN$)      $         --
                                                           New Subtotal - Canadian Borrowing
                                                                                        Base      $         --

                                                                   Canadian Revolver Ceiling      $ 30,000,000
                                                       Lesser of Canadian Borrowing Base and
                                                                   Canadian Revolver Ceiling      $         --

                                                            Canadian Borrowings & Overdrafts
                                                                  Canadian Letters of Credit

                                                             Canadian Borrowing Availability      $         --

USD/CAD exchange rate as of
  certificate date                          0.85


                                      H - 2
                           Borrowing Base Certificate

Perfected Lease Assets                 =   Equipment on Op Leases & Investment
                                           in direct finance leases
Unperfected Lease Assets1              =   What is not perfected under Equipment
                                           on Op Leases & Investment in direct
                                           finance leases
Eligible Accounts                      =   Accounts and notes receivable
Eligible Inventory                     =   Inventories
Eligible Property, Plant & Equipment   =   PP&E


                                      H - 3
                           Borrowing Base Certificate